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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 12, 1998 relating to the 1997 statements of operations and cash flows, and the 1997 financial statement schedule, before restatement for the 1999 pooling-of-interests, which appears in Zamba Corporation's, formerly Racotek, Inc., Annual Report on Form 10-K for the year ended December 31, 1999.

                                       /s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota
June 28, 2000


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